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                                                                    EXHIBIT 3.2

                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      MEWBOURNE ENERGY PARTNERS 01-A, L.P.



         The undersigned managing partner of Mewbourne Energy Partners 01-A, L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Partnership"), does hereby certify the following amendment to the Certificate of Limited Partnership of the Partnership as on file with the Secretary of State of Delaware, as follows:

                  Article Four is amended to add those persons set forth in Exhibit "A" hereto as general partners of the Partnership. The address of each general partner added hereby is as set forth in Exhibit "A" hereto.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the undersigned managing partner as of the ____ day of ___________, 2001.


                                            MEWBOURNE DEVELOPMENT CORPORATION



                                            By:
                                                -------------------------------
                                            Its:
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